Exhibit T3A-38

Filing Date and Time: 4/21/2023 11:53:29 AM	Acknowledgment Number: 5000000008082264

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)	The name of the Limited Liability Company is:

Columbia Care MD Realty LLC

(2)	The address of the Limited Liability Company in Maryland is:

6797 Bowmans Crossing, Frederick, MD, 21703

(3)	In order to operate in Maryland, will the registering entity require a business or industry license that is issued by the state or any other local agency?

No

(4)	The Resident Agent of the Limited Liability Company in Maryland is:

CSC-LAWYERS INCORPORATING SERVICE COMPANY

whose address is:

7 ST. PAUL STREET, SUITE 820, BALTIMORE, MD, 21202

(5) Signature(s) of Authorized Person(s):	(6) Signature(s) of Resident Agent(s):

Nicholas Vita	Tyler Ciminillo, Customer Service Rep

(7) Filing party’s name and return address:	I hereby consent to my designation in this document.
Sarah Mackinnon, 321 Billerica Road, Suite 204, Chelmsford,
MA, 01824

MARYLAND STATE DEPARTMENT OF ASSESSMENTS & TAXATION	301 WEST PRESTON STREET, BALTIMORE, MARYLAND 21201-2395
SDAT40.2